Gold  Run Inc. Directors
Attention: John Pritchard                             June 22, 2007
Gold Run Inc.
330 Bay St. Suite 820
Toronto, Ont M5H 2S8

Sirs,

In order to accommodate the revised IPO schedule, the following changes in the underlying exploration financing obligation agreement are suggested and approved by Dave Mathewson as per this letter:

      The August 11 and September 30, 2006 obligations are believed to have been fulfilled.

      The May 31, 2007 obligation of $500,000 is moved to August 1, 2007.

      The July 31, 2007 obligation, currently $1,900,000, is changed to $900,000 October 1, 2007 and the remaining $1,000,000 is moved in two parts:
      $500,000 to January 31, 2009 for a total of $1,000,000 on that date, and $500,000 to April 30, 2009 for a total of $1,000,000 on that date, keeping the grand total obligation to $6,000,000 by April 30, 2009. Of course at the desire and benefit to Gold Run Inc. any portions of, or the entire obligation may be accelerated.

Please acknowledge acceptance of this revised obligation schedule. Thank you.

Sincerely,

/s/ DAVID C. MATHEWSON
----------------------
Dave Mathewson
775-835-6177
775-287-0969 (cell)

GOLD RUN LOGO

June 24, 2007

David C. Mathewson                                          VIA FAX
265 Mesa Drive
Fernley, NV
89408

Dear Mr. Mathewson,

Please accept this letter as confirmation that Gold Run Inc. accepts the revised funding obligation schedule as set forth in your letter of June 22, 2007.

Sincerely,
Gold Run Inc.


/s/ JOHN M. PRITCHARD
---------------------
John M. Pritchard
CEO


cc: Board of Directors

Executive Offices 330 Bay St., Suite 820, Toronto, ON, M5H 2S8
                                             Tel: 416.363.0151 Fax: 416.364.2292